UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Earliest Event Reported: January 6, 2005

METALINE CONTACT MINES

(Name of Small Business Issuer in its charter)

Washington	000-31025	991-779945

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

W. 3848 Turtle Patch Road, Pine River, WI	54965

(Address of principal executive offices)	(Zip Code)

920-987-5317
Issuer’s telephone number

N/A
(Former name, former address, and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a – 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d – 2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e – 4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 – Entry into a Material Definitive Agreement

On January 3, 2005, Metaline Contact Mines (the “Company”) executed a Mining Lease with New Jersey Mining Company on the Company’s Golden Chest Mine.

The lease is for 15-years and thereafter as long as minerals are being mined, processed or marketed from the mine. Upon execution of the lease the Company received a payment from New Jersey Mining of 100,000 of their common stock. The Company also receives a 3% Net Smelter Return (“NSR”) royalty, with additional royalties of up to 6% if gold prices exceed certain inflation adjusted gold prices, and 50,000 shares of New Jersey’s common stock for each 10,000 ounces of gold produced from the Golden Chest Mine during the term of the lease.

In a press release dated January 6, 2005, the Company announced the execution of the Mining Lease.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statements and Exhibits.

(c)       Exhibit No.

99.1       Press Release issued January 6, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 6, 2005	METALINE CONTACT MINES
	By:	/s/ John W. Beasley
John W. Beasley
Secretary/Treasurer/CFO